UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

PRINCETON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00710	46-3516073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4420 Route 27, Building C Suite 1, Box 89 Kingston, New Jersey	08528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 514-9200

(Former name or former address, if changed since last report.)

One Riverway, Suite 2020

Houston, Texas 77056

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On May 4, 2016, Princeton Capital Corporation (the “Company”) announced that is has scheduled its first Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 9, 2016 at 9:30 a.m., Eastern Time, at 250 West Pratt Street, Suite 2000, Baltimore, Maryland 21201. The record date for stockholders entitled to the notice of, and to vote at, the Annual Meeting has been set by the Company’s Board of Directors for May 18, 2016.

The bylaws of the Company (the “Bylaws”) set forth when a stockholder must provide notice to the Company of nominations and other business proposals that the stockholder wants to bring before an annual meeting (“Shareholder Notice”). The Shareholder Notice, contained in Section 11(a) of Article II of the Bylaws, generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends (i) to nominate a person for election to the Company’s Board of Directors at an annual meeting, or (ii) to propose other business to be considered by the stockholders at an annual meeting of stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder (and any Proposed Nominee) comply with certain other requirements.

In accordance with the Bylaws relating to the first Annual Meeting, notice by the stockholder must be received by the Secretary at the registered office of the Company not earlier than the 150th day prior to June 9, 2016 and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to June 9, 2016, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, in order for a stockholder nomination or proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary on or before 5:00 p.m., Eastern Time on Monday, May 16, 2016, and comply with the requirements of the Bylaws.

Notices should be directed to our Secretary, Gregory J. Cannella, 4422 Route 27, Building C, Suite 1, Box 89, Kingston, New Jersey 08528-0089, and should comply with the requirements of Rule 14a-8.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   May 4, 2016

PRINCETON CAPITAL CORPORATION

By:	/s/ Gregory J. Cannella
Name:	Gregory J. Cannella
Title:	Chief Financial Officer

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